Exhibit 10(D)(iii)(A)


                     THIRD AMENDMENT TO AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

     This  Third  Amendment To Amended And Restated Employment Agreement is made
effective  as  of  the      day of             , 2006, by and between Pomeroy IT
                       ----        ------------
Solutions, Inc., a Delaware corporation ("Company") and Stephen E. Pomeroy ("Executive").

     WHEREAS, on the 3rd day of November, 2003, Company and Executive entered into an Amended and Restated Employment Agreement;

     WHEREAS, on the 6th day of January, 2004, Company and Executive entered into a First Amendment to Amended and Restated Employment Agreement;

     WHEREAS, on the 13th day of October, 2005, Company and Executive entered into a Second Amendment to Amended and Restated Employment Agreement;

     WHEREAS, pursuant to the provisions of Section 13 of the Amended and Restated Employment Agreement, the parties reserve the right to amend the Employment Agreement; and

     WHEREAS,  the  parties  are  desirous of amending the Employment Agreement.

     NOW THEREFORE, in consideration of the foregoing premises, and the mutual covenants hereinafter set forth, the parties hereby agree as follows:

     1. Section 2 shall be deleted in its entirety and in lieu thereof the following Section 2 shall be inserted:

          2.   Term.  Subject to the provisions for termination as hereinafter
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               provided,  the  term  of  this  Employment Agreement began on the
               Effective Date (November 3, 2003) and has run to September 30, 2006. Commencing October 1, 2006, the Employment Agreement shall be for forty-five (45) months; provided, however that commencing January 1, 2008, the term of Employment Agreement shall be extended one day for each day of continued employment of Executive, thereafter, so that the term of this Employment Agreement on any day after December 31, 2007 shall be thirty (30) months, unless this Employment Agreement is terminated as provided in Section 7.


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     2.   Section  5(e)  shall be amended by adding at the end of that Section the  following  language:

          "The Company's current policy shall be to forward all requests for reimbursement to the Chairman of the Audit Committee or his designated representative."

     3. Section 6(e) shall be amended by adding after the words, "upon request" in the sixth line the language "of the Chairman of the Audit Committee or his designated representative".

     4. Section 7(c) - "Cause" shall be deleted in its entirety in lieu thereof the following Section 7(c) shall be inserted:

          (c)  Cause.  The  Company  may terminate the Executive's employment
               -----
               hereunder for Cause. For purposes of this Employment Agreement, the Company shall have "cause" to terminate the Executive's hereunder upon:

               (i) The conviction of Executive of a felony or other crime involving theft, misappropriation of funds, fraud or moral turpitude;

               (ii) The engaging by Executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise, including but not limited to any material misrepresentation related to the performance of his duties;

               (iii) Executive's gross negligent or gross misconduct in carrying out his duties hereunder resulting, in either case, material harm to the Company;

               (iv)      Any  breach  by  Executive  of  this  Agreement.

          Notwithstanding the foregoing, in the event the basis for a termination for cause is under subsections 7 (c) (iii) or (iv) above, Executive shall not be deemed to have been terminated for cause unless and until there shall have been delivered to him a copy of the Resolution of the Board of Directors or any appropriately designated committee at the Board, providing that he has engaged in the conduct set forth above in Section 7 (c) (iii) or (iv) (as interpreted and enforced consistently with the Company's treatment of all other executives and senior management) and specifying the particulars thereof in detail, and Executive shall not have cured such conduct to the reasonable satisfaction of the Board within 30 days of receipt of such resolution.

          The parties agree that no allegations concerning the conduct of Executive or other events, occurrences or activities involving the


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          performance  of  Executive's  duties  and  obligations  under  this
          Employment Agreement known to the Company prior to the date hereof shall constitute grounds for termination of Executive's employment under Section 7 (c).

     5.   Section  7(e)  shall  be  renumbered  as  Section  7(f).

     6.   Section  7(f)  shall  be  renumbered  as  Section  7(g).

     7.   A  new  Section  7(e)  shall  be  inserted  as  follows:

          (e)     Termination Without Cause.  Commencing  January  1,  2008, and
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          thereafter,  this  Agreement  may  be  terminated  by  the  Company at its discretion, without cause, upon 30 days written notice to Executive, provided that Company complies with the provisions of
          Section  8(d).

     8. Renumbered Section 7(g) is amended by adding at the end of said Section the following language:

          Notwithstanding anything contained hereunder, in the event that Executive's employment is terminated without cause pursuant to subsection (e) above, the dispute procedure set forth in this Section 7(g) shall not be applicable.

     9. Section 8(c) (ii) (A) shall be amended by deleting the words, "the balance of the five year term of this Employment Agreement" in lines 2 and 3 and inserting in lieu thereof the language, "for the balance of the applicable term of this Employment Agreement, as set forth in Section 2."

     10. Section 8(c) (ii) (B) shall be amended by deleting the words "for the five year period referenced in sub-paragraph (A) above" and inserting in lieu thereof, "for the applicable period referenced in sub-paragraph (A) above."

     11. Section 8 shall be amended by adding at the end of Section 8(c) the following new Section 8(d):

          (d) If Company shall terminate Executive's employment without cause pursuant to the provisions of Section 7(e):

               (A) through the date of termination and thereafter for the balance of the thirty (30) month term of this Employment Agreement, Company shall pay and provide the Executive his full base salary, bonus (in no event less than the amount of the average bonus or bonuses for the two previous years) and all other amounts under any compensation plan or program of Company (including, but not limited to, payment for any stock option award valued under the Black Scholes Method that was


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               made  or  would  have  been  made  under  Section  5(f)  had
               Executive's  employment  not  been  terminated);

               (B) Company shall continue the participation of the Executive for the thirty (30) month period referred to in sub-paragraph (a) above in all medical, life and other Executive "welfare" benefit plans and programs in which the Executive was entitled to participate immediately prior to the Date of Termination provided that Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that Executive's participation in any such plan or program is barred, the Company shall arrange to provide the Executive with benefits substantially similar to those to which the Executive would otherwise have been entitled to receive under such plans and programs for which his continued participation is barred; and

               (C) all retention restricted stock awards that had been made to Executive and performance restricted stock awards (for which the applicable performance criteria have been satisfied) shall be vested in full.

     Except as modified by this Third Amendment to Amended and Restated Employment Agreement, the terms of the Amended and Restated Employment
Agreement,  as  amended,  are  hereby  affirmed  and  ratified  by  the parties.

     IN WITNESS WHEREOF, this Third Amendment To Amended And Restated Employment Agreement has been executed as of the day and year first above written.

WITNESSES:                              POMEROY IT SOLUTIONS, INC.


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                                     By:
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                                        Stephen E. Pomeroy

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